UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

May 25, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03  Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On May 25, 2006 EXCO Resources, Inc., or the Company, completed the purchase of a package of producing oil and natural gas properties and undeveloped leasehold acreage located in East Texas.  See “Item 8.01 Other Events” for additional information regarding this transaction.  The acquisition was funded with $49.9 million of indebtedness borrowed under the Company’s Amended and Restated Credit Agreement (the “Credit Agreement”).  See Item 1.01 of the Company’s Current Report on Form 8-K, dated March 17, 2006, for a summary of material terms of the Credit Agreement, which summary is incorporated herein by reference.

Section 8 – Other Events

Item 8.01  Other Events

On May 25, 2006, the Company issued a press release, filed as Exhibit 99.1 hereto, announcing the completion of the purchase of producing oil and natural gas properties and undeveloped leasehold acreage located in East Texas.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)  Financial statements of businesses acquired.

Not applicable.

(b)  Pro forma financial information.

Not applicable.

(c)  Shell company transactions.

Not applicable.

(d)  Exhibits.

Exhibit No.	Description

99.1	EXCO Resources, Inc. Announces Acquisition of East Texas Cotton Valley Properties

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: May 26, 2006	By:	/S/ J. Douglas Ramsey
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	EXCO Resources, Inc. Announces Acquisition of East Texas Cotton Valley Properties